EXHIBIT 10(d)

                                                               EXECUTION VERSION

            EMPLOYMENT AGREEMENT (the "AGREEMENT"), dated as of December 6, 2006 (the "EFFECTIVE DATE"), by and between Novel Laboratories, Inc., a Delaware corporation (the "COMPANY") and Veerappan S. Subramanian (the "EXECUTIVE").
            --------------------------------------------------------

                                  INTRODUCTION

      The Company and the Executive each desires the Company to employ the Executive as the Company's Chairman and Chief Executive Officer.

                                    AGREEMENT

      The parties hereby agree as follows:

      1. EMPLOYMENT.

                  1.1. TITLE AND DUTIES. Commencing on the date of this Agreement, the Company shall employ the Executive, and the Executive shall serve the Company, as Chief Executive Officer of the Company. In such capacities (a) the Executive shall report to, and follow the directions of, the Board of Directors of the Company (the "BOARD"), (b) perform the duties and discharge the responsibilities set forth on EXHIBIT A to this Agreement, and (c) perform and discharge such additional duties and responsibilities that are reasonably consistent with his titles as may be determined from time to time by the Board. All of the Executive's duties and responsibilities shall be performed in a diligent and professional manner, consistent with his fiduciary duties as an executive officer of the Company.

                  1.2. WORKING TIME. The Executive shall devote substantially all of his business time, attention and skills to the business and affairs of the Company and the performance of his duties and responsibilities hereunder during three (3) full business days per week. Nothing in this Agreement shall prevent the Executive from devoting reasonable time and attention to personal, public and charitable affairs, as long as such activities do not interfere with the effective performance of his duties hereunder. The provisions of this Agreement shall not be deemed to prohibit or restrict Executive from performing services pursuant to the Advisory Agreement, of even date herewith, between Executive and Elite Pharmaceutical, Inc. ("ELITE").

      2. COMPENSATION; EXPENSES; BENEFITS.

                  2.1. SALARY. The Company shall pay a salary to the Executive at a rate of US$220,000 per calendar year (pro-rated for periods of less than a full calendar year). The Executive's salary shall be paid in approximately equal installments in accordance with the Company's customary payroll practices. The Executive's salary shall be subject to annual review for increase at the discretion of the Board.

                  2.2. DISCRETIONARY ANNUAL BONUS. At the sole discretion of the Board, the Executive may receive an annual bonus in an amount to be determined by the unanimous written consent of the Board.

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                  2.3  DISCRETIONARY  STOCK  OPTIONS.  The Company,  in its sole discretion, may grant to Executive stock options (the "STOCK OPTIONS") to purchase shares of the Company's common stock, par value $0.01 (the "COMMON STOCK"), pursuant to the Company's 2006 Stock Option Plan (the "PLAN"). The Stock Options shall (i) to the maximum extent permitted under applicable law, qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code, (ii) have a per share exercise price equal the then fair market value of a share of Common Stock, (iii) vest, as determined by the Board, in its sole discretion and (iv) be subject to the terms and conditions set forth in the Company's customary stock option agreement and the Plan. All such options shall vest and be exercisable, as determined by the Board, in its sole discretion.

                  2.4 COMPANY PLANS. Executive shall be entitled to participate in such employee benefit and welfare plans and programs as Company may from time to time generally offer or provide to senior executive officers of Company, to the extent that the Executive's participation is permitted under such plans, including participation in life insurance, health and accident, medical plans and programs, and profit sharing and retirement plans. Nothing in the foregoing shall limit or restrict the Company's discretion to amend, revise or terminate any benefit or plan without notice to or consent of the Executive.

                  2.5 VACATION. Executive shall be entitled to five (5) weeks of paid vacation per Fiscal Year, pro rated for periods of less than a full Fiscal Year; PROVIDED, that the timing and duration of any particular vacation shall not interfere with the business of the Company or the effective performance of Executive's duties hereunder, as reasonably determined in good faith by the Board.

                  2.6 AUTOMOBILE ALLOWANCE. During the Term, the Company shall pay the Executive a monthly automobile allowance in the amount of Seven Hundred Dollars ($700).

                  2.7 LIFE INSURANCE. The Company will obtain and maintain during the Term a term life insurance policy in the amount of One Million Dollars ($1,000,000) on the life of the Executive payable to the estate of the Executive in the event of the Executive's death during the Term; PROVIDED, HOWEVER, that the annual premium to be paid in order to maintain such term life insurance policy shall not exceed Six Thousand Dollars ($6,000) per year.


                  2.4. EXPENSES. The Executive shall be entitled to reimbursement by the Company for all reasonable travel, lodging, and other expenses actually incurred by the Executive in connection with the performance of his duties, against receipts or other appropriate written evidence of such expenditures as required by the appropriate Internal Revenue Service regulations or by the Company.

      3. TERMINATION OF EMPLOYMENT.

                  3.1. TERMINATION FOR DEATH. The Executive's employment pursuant to this Agreement shall terminate automatically, without requirement of further action by the Company or the Executive, upon the death of the Executive.


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                  3.2.  TERMINATION BY THE COMPANY FOR CAUSE OR DISABILITY.  The
Company shall have the right to terminate the Executive's employment for Cause (as defined below) or Disability (as defined below) and such termination of the Executive's employment shall be made by, and effective upon, delivery of written notice of such termination to the Executive.

For the purposes hereof:

      An "AFFILIATE" of a party shall have the meaning ascribed to the term "affiliate" in the Stockholders' Agreement (as defined below).

      "CAUSE" means, as such term is determined in accordance with Section 2.4 of the Stockholders' Agreement, (i) the Executive's breach of or default under the terms of this Agreement (including a failure to perform his duties and responsibilities with respect to the Company), which breach or default continues beyond thirty (30) days after a written demand for performance or compliance is delivered to the Executive by the Company;
      (ii) violation of any securities law by the Executive; (iii) gross negligence or willful misconduct by the Executive, in each case that has a material adverse effect upon the Company; (iv) the Executive's commission of, or pleading guilty or NOLO CONTENDERE to, a felony or a crime involving moral turpitude, fraud, or embezzlement; or (v) the Executive's willful breach of any provision of Sections 4 or 5 of this Agreement.

      "CHANGE OF CONTROL EVENT" means, in any one or series of related transactions, (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; (ii) the sale, transfer or other disposition of all or substantially all of the Company's assets; (iii) the sale of securities by the Company to a third party which securities constitute more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities immediately following such transaction or (iv) the consummation of a strategic combination as a result of which new directors to the Board of Directors are appointed by stockholders who are not stockholders of the Company prior to the consummation of such Change of Control Event, such that the directors immediately prior to the consummation of such transaction and the directors appointed by them constitute less than 50% of the members of the Board of Directors immediately following such transaction.

      "DISABILITY" means any physical or mental illness that renders the Executive unable to perform his duties or responsibilities under this Agreement for either (i) a period of 90 consecutive days, or (ii) 120 days during any period of 12 consecutive months.

      "GOOD  REASON"  shall  mean,  during (and only  during)  any VGS  Minority
      Period, (x)(i) a material reduction in the nature or scope of the authorities, powers, functions, duties or responsibilities of the Executive set forth in Section 1 of this Agreement or fails to pay the Executive's Base Salary when due and such failure is not remedied within five (5) days of receipt of written notice of such failure from the Executive setting forth in


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      reasonable  detail  the  circumstances  alleged  to be the  basis for Good
      Reason termination, (ii) a material breach by the Company of its obligations pursuant to this Agreement which breach the Company fails to remedy within thirty (30) days of receipt of written notice thereof from the Executive setting forth in reasonable detail the circumstances alleged to be the basis for Good Reason termination, or (iii) relocates its principal executive offices outside of New Jersey or New York, or (y) an election by the Executive to terminate his Employment for any reason within ninety (90) days following the occurrence of a Change of Control Event in which the affirmative vote of the VGS Designee (as such term is defined in the Stockholders' Agreement) was requested in connection with the approval of such Change of Control Event and VGS (and its permitted assignees) did not provide an affirmative vote to approve such Change of Control Event.

      "STOCKHOLDERS' AGREEMENT" means the Stockholders' Agreement, dated as of the date hereof, among the Company, the Executive and VGS.

      "VGS MINORITY PERIOD" means any period of time during which (i) the VGS Designee represents less than 50% of the membership of the board and (ii) Board, as then constituted, may cause the Company, without the affirmative vote of the VGS Designee, to take actions which results in the occurrence of an event that constitutes Good Reason. For the avoidance of doubt, the Board, as constituted on the Effective Date, may not take actions which results in the occurrence of an event that constitutes Good Reason.

      "VGS" means VGS Pharma, LLC, a Delaware limited liability company.

                  3.3. TERMINATION BY EXECUTIVE. The Executive may terminate his employment pursuant to this Agreement upon not less than thirty (30) business days' prior written notice of such termination to the Company.

                  3.4. CESSATION OF ACTIVITIES. Notwithstanding anything to the contrary in this Agreement, upon delivery of written notice of termination of the Executive's employment hereunder by either party, the Company may relieve the Executive of the Executive's duties, responsibilities and authority on behalf of the Company and require the Executive to immediately vacate the Company's premises.

                  3.5. TERMINATION OF COMPENSATION. The Executive's right to compensation pursuant to this Agreement shall terminate upon termination of his employment pursuant to this Agreement, except as otherwise required by non-waivable provisions of applicable law or with respect to amounts which have accrued and are payable as of the termination of the Executive's employment pursuant to this Agreement.


            4.  PROTECTION  OF  CONFIDENTIAL   INFORMATION  AND  TRADE  SECRETS;
ASSIGNMENT OF INTELLECTUAL PROPERTY; NON-SOLICITATION.

                  4.1. DEFINITIONS.


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                        4.1.1. "CONFIDENTIAL INFORMATION" DEFINED. "CONFIDENTIAL
INFORMATION" means any and all information (oral or written) relating to the Company or any entity controlling, controlled by, or under common control with the Company, including information relating to: technology, Inventions (as
defined  in  Section  4.1.2.  below),  intellectual  property,   research,  test
procedures and results; machinery and equipment; manufacturing processes; financial information; products; identity and description of materials and services used; purchasing; costs; pricing; customers and prospects; advertising, promotion and marketing; sales approaches; sales material; training material;
and  selling,   servicing  and  information   pertaining  to  any   governmental
investigation, except such information that becomes public, other than as a result of a breach of the provisions of Section 4.2. hereof. Without limiting the foregoing, Confidential Information shall also include all information related to products targeted for development by the Company, subjects of research and development, projected launch dates, the protocols of the United States Food and Drug Administration (the "FDA"), projected dates for regulatory filings, consumer studies, market research, clinical research, business plans,
planned   expenditures,   profit  margins,   strategic   evaluation   plans  and
initiatives, and those commissioned by the Company through outside vendors or consultants, and the content of all business and strategic planning conducted with or through third parties. For purposes of this Agreement, "PERSON" means an
individual,   corporation,   partnership,   trust,  limited  liability  company,
unincorporated organization, joint stock corporation, joint venture, association or other entity, or any government, or any agency or political subdivision thereof or any branch of any legal entity.

                        4.1.2. "INVENTIONS" DEFINED.  "INVENTIONS" means any and
all inventions, discoveries, improvements, patent, copyrights, sales approaches, sales materials, training material, and/or other property rights, whether or not patented or patentable made, conceived, created, developed or contributed to by the Executive during the Term which are (i) directly or indirectly related to the business, operations or activities of the Company or any of its subsidiaries or affiliates, (ii) directly or indirectly related to the Executive's performance of the Services hereunder, or performance of other services (including as a director, manager, officer, advisor, agent, representative, consultant or other independent contractor) for, the Company or any of its subsidiaries or affiliates, or (ii) based upon Confidential Information. For the avoidance of doubt, inventions, discoveries, improvements, patents, copyrights and/or property rights not related to "Designated Drug Products" of the Company (as defined below) shall not be considered to be Inventions for purposes of this Agreement.


                        4.1.3. "TERM" means the period beginning on the commencement of the Executive's employment by the Company (whether or not pursuant to this Agreement) and ending on the latest date upon which the Executive is employed by the Company pursuant to this Agreement.


                        4.1.4.  "WORK FOR HIRE"  DEFINED.  "WORK FOR HIRE" means
any and all sales approaches, sales material, training material, computer software, documentation, other copyrightable works or any other intellectual property (including, but not limited to, materials or services subject to trademark or service mark registration, but excluding Inventions) made, conceived, created, developed or contributed to by the Executive during the Term and which are


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(i) directly or indirectly related to the business,  operations or activities of the Company or any of its subsidiaries or affiliates, (ii) directly or indirectly related to the Executive's performance of the Services hereunder by, or performance of other services (including as a director, manager, officer, Executive, agent, representative, consultant or other independent contractor) for, the Company or any of its subsidiaries or affiliates, or (iii) based upon Confidential Information. For the avoidance of doubt, sales approaches, sales
material,   training   material,   computer   software,   documentation,   other
copyrightable works or any other intellectual property not related to the business of the Company shall not be considered to be Works for Hire for purposes of this Agreement.

                  4.2. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION. The Executive agrees that he shall not use or disclose, either during the Term or at any time thereafter, (except to the extent necessary during the Term in connection with the necessary and proper performance of the Executive's duties on behalf of the Company and in good faith, or as required by law or governmental authority) any Confidential Information.

                  4.3. COVENANT NOT TO COMPETE AND NON-SOLICITATION.

                        4.3.1. During the Term and continuing for a period ending on the first anniversary of the termination of this Agreement by the Company or the resignation from employment by the Executive, unless this Agreement is terminated without Cause by the Company or by the resignation from employment by the Executive for Good Reason:

                        (x) The Executive shall not, directly or indirectly, manage, control, consult with, or engage (as either an employee or consultant) in any business or activity anywhere in the world involving a drug product that is Competitive (as defined below) with any Designated Drug Products of the Company or any of its respective subsidiaries or affiliates, or any related inventions or other intellectual property of the Company or any of its respective subsidiaries or affiliates (collectively, a "COMPETITIVE ACTIVITY"); and

                        (y) Any investment (whether equity or debt) by the Executive, any affiliate of the Executive or VGS, in any Person engaging, or providing services or financing for, a Competitive Activity (a "COMPETITIVE COMPANY") shall be wholly conditioned on and subject to the prior written unanimous approval of the Board, including any follow-on investments in any entity that, subsequent to the time of the initial investment, has become a Competitive Company. The foregoing restriction shall not apply to investments for equity interests not exceeding five percent (5%) of a Competitive Company or financing provided to a subsidiary or affiliate of a Competitive Company which is not itself engaged in a Competitive Activity.

For the purposes hereof:

"COMPETITIVE" shall mean a drug product that is based upon the same chemical molecule, utilizes the same route of administration, and treats the same indications as a Designated Drug Product, regardless of dosage strength.


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"DESIGNATED  DRUG  PRODUCTS"  shall  mean (i) all  drug  products  currently  in
development,   marketed  or   commercialized  by  the  Company  or  any  of  its
subsidiaries or affiliates, (ii) all drug products in-licensed by the Company or any of its subsidiaries or affiliates, and (iii) all prospective drug products included in the Initial Business Plan (as such term is defined in that certain Strategic Alliance Agreement, dated as of the date hereof, among the Company, the Executive, Elite and VGS Pharma, LLC, a Delaware limited liability company (the "STRATEGIC ALLIANCE AGREEMENT")) or any Annual Business Plan (as such term is defined in the Strategic Alliance Agreement) of the Company.

Notwithstanding anything to the contrary in this Section 4.3, following the termination of this Agreement, the Executive shall not be prohibited from engaging in Competitive Activities with respect to drug products included in the Initial Business Plan or any Annual Business Plan that either (a) are included on the Inactive Products List (as defined below) or (b) have not yet completed successful stability testing on exhibit batches of such drug products.

"INACTIVE PRODUCT LIST" means a list of drug products included in the Initial Business Plan or any Annual Business Plan of the Company that the Elite Designee (as such term is defined in the Stockholders' Agreement) and the VGS Designee
(as such term is defined in the Stockholders' Agreement) reasonably agree by mutual written consent will not be developed (or prior development efforts shall be terminated) by or on behalf of the Company and should be placed on the Inactive Products List. The Inactive Product List shall be reviewed and updated at least quarterly pursuant to Section 3.4(b) of the Strategic Alliance Agreement and shall agree, in good faith, on the final version of the Inactive Products List promptly after the term of this Agreement.

                        4.3.2. Prior to the second anniversary of the end of the Term, the Executive shall not directly or indirectly solicit, recruit, or induce, or attempt to solicit, recruit, or induce any Persons (i) employed by the Company or (ii) retained as consultants or other independent contractors by the Company and dedicating at least 80% of such consultant's or independent contractor's work time to the Company, or encourage any such Persons described in clauses (i), or (ii) above to terminate or adversely alter their relationship with the Company.


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                  4.4. ASSIGNMENT OF INTELLECTUAL PROPERTY.

                        4.4.1. The Executive shall promptly disclose to the Company any and all Inventions. The Executive shall promptly communicate to the Company all information, details and data pertaining to any Inventions in such form as the Company requests. The Executive agrees that Inventions are the property of the Company, and any and all rights, titles or interests in and to Inventions, and any patents or patent applications related thereto which the Executive may have in any and every jurisdiction are hereby assigned in full. Whenever the Executive is requested to do so by the Company, during or after the Term, the Executive shall, at the Company's sole cost and expense, promptly execute and deliver any and all applications, assignments or other documents or instruments reasonably deemed necessary or advisable by the Company to apply for and obtain Letters Patent of the United States or any foreign country or to otherwise protect, confirm or establish the Company's full and exclusive interests in any Inventions. The obligations set forth in this Section 4.4.1 shall be binding upon the successors, assigns, executors, administrators and other legal representatives of the Executive.

                        4.4.2. Any and all Works for Hire shall be considered "works made for hire" under the copyright laws of the United States or property of the Company under applicable federal, state, local and foreign trademark laws (as appropriate). The Executive shall promptly communicate to the Company any and all Works for Hire, and any and all information, details and data pertaining to any Works for Hire, in such form as the Company requests. To the extent that Works for Hire fail to qualify as (A) "works made for hire" under the copyright laws of the United States or any other jurisdiction or (B) property of the Company under applicable federal, state, local or foreign trademark laws, the Executive hereby assigns each Work for Hire and all right, title and interest therein in any and every jurisdiction to the Company. Whenever the Executive is requested to do so by the Company, during or after the Term, the Executive shall promptly execute and deliver any and all applications, assignments or other documents or instruments deemed necessary or advisable by the Company to apply for and confirm and effectuate full and exclusive ownership of Works for Hire in the Company, including, but not limited to, ownership of any moral rights under the copyright law of any nation, or any other rights under the intellectual property laws of any nation. The obligations set forth in this Section 4.4.2 shall be binding upon the successors, assigns, executors, administrators and other legal representatives of the Executive.

                  4.5. If a court  declares  that any term or  provision of this
Section 4 is invalid or unenforceable, the parties to this Agreement agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

                  4.6. The Executive hereby transfers, assigns, conveys, grants and sets over to the Company and its successors and assigns forever, and the Company hereby accepts, assumes and acquires from the Executive for itself and its successors and assigns forever, all of


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the  Executive's  right,  title and interest in and to the Inventions in any and every jurisdiction. The Executive hereby covenants and agrees that, at any time and from time to time after the date hereof, at the request of the Company or its successors or assigns, he will (i) promptly and duly execute and deliver, or cause to be executed and delivered to the Company, all such further documents and instruments, and (ii) promptly take all such other and further action, as may be requested by the Company to more effectively transfer, assign, convey, grant, set over, vest, protect, confirm and establish full and exclusive right, title and interest in and to all of the Inventions in and to the Company and its successors and assigns forever in any and every jurisdiction, including, without limitation, any and all applications, assignments or other documents or instruments deemed necessary or advisable by the Company to apply for and obtain Letters Patent of the United States or any foreign jurisdiction. The obligations set forth in this Section 4.6 shall be binding upon the successors, assigns, executors, administrators and other legal representatives of the Executive. The Executive hereby represents and warrants to the Company that the Executive has not transferred any right, title or interest in or to the Inventions to any other Person as of the date of the execution of this Agreement and, as of the date of the execution of this Agreement, has not entered into any agreement to do so.

                  4.7. The Executive acknowledges and admits that a breach of any of the covenants contained in this Section 4 will cause the Company irreparable harm. The Executive further acknowledges and admits that the damages resulting from such a breach will be difficult or impossible to ascertain, and will be of the sort that cannot be compensated by money or other damages, and that the Company in addition to all other remedies available at law or equity, shall be entitled to equitable relief, including specific performance and injunctive relief as remedies for any such breach and that the Executive further agree to waive any requirement for securing or posting of any bond in connection with such remedy. The Executive therefore waives (and is estopped from asserting in a court of law or equity) any argument that the breach, or threatened breach, of any of the covenants contained in this Section 4 does not constitute irreparable harm for which an adequate remedy at law is unavailable. Nothing contained in this Section 4 or elsewhere in this Agreement shall be construed as prohibiting the Company from pursuing any other remedies available at law or in equity for a breach, or threatened breach, by the Executive of any of the covenants contained in this Section 4.

                  4.8  The  parties  hereby   acknowledge  that  the  provisions
contained in this Section 4 are essential terms of this Agreement.

            5.  CONTINUED   COOPERATION;   RETURN  OF  DOCUMENTS  AND  PROPERTY;
INJUNCTIVE RELIEF; NON-EXCLUSIVITY AND SURVIVAL.

                  5.1. CONTINUED COOPERATION. The Executive shall, during and after the Executive's employment pursuant to this Agreement for any reason, at the Company's sole expense (including, after the Term, compensation of Executive at a daily rate of Two Thousand Dollars ($2,000)), cooperate fully with the Company's reasonable request with respect to any internal or external agency or legal investigation (whether conducted by the FDA, the United States Securities and Exchange Commission or otherwise), lawsuits, financial reports, or with respect to other matters within his knowledge, responsibilities or purview; PROVIDED, HOWEVER, that such requests do not unreasonably interfere with the Executive's business activities. The

Executive shall execute all lawful documents reasonably necessary for the Company to secure or maintain any Confidential Information.

                  5.2. RETURN OF DOCUMENTS AND PROPERTY. Upon the end of the Term, or upon the earlier request of the Company, the Executive and his legal or personal representatives will promptly return to the Company any and all information, documents or other materials relating to or containing Confidential Information which are, and any and all other property of the Company which is, in the Executive's possession, care or control, regardless of whether such materials were created or prepared by the Executive and regardless of the form of, or medium containing, such information, documents, including without limitation, all computers and hard drives, Executive identification cards, Company credit cards, keys and any other physical property of the Company.

                  5.3. INJUNCTIVE RELIEF. The parties hereby acknowledge and agree that (a) the Company will be irreparably injured in the event of a breach by the Executive of any of his obligations under Sections 4 and 5 hereof; (b) monetary damages will not be an adequate remedy for any such breach; (c) the Company will be entitled to injunctive relief, in addition to any other remedies that it may have, in the event of any such breach; and (d) the existence of any claims that the Executive may have against the Company, whether under this Agreement or otherwise, will not be a defense to the enforcement by the Company of any of its rights under Sections 4 and 5 hereof. All of the parties' covenants and the Company's rights to specific enforcement, injunctive relief and other remedies as set forth herein shall apply in the event of any breach or threatened breach by the Executive of any of the provisions of Sections 4 and/or 5 hereof. The parties further agree that any action concerning any alleged breach(es) of Sections 4 and/or 5 hereof shall not be brought or addressed in arbitration, and the existence of any demand for arbitration or pendency of any dispute in arbitration under this Agreement shall not be a basis to delay or defer adjudication by a court of any demand for specific performance, injunctive relief or other remedies in relation to any alleged breach(es) of Sections 4 and/or 5 hereof.

                  5.4. NON-EXCLUSIVITY AND SURVIVAL. The covenants of the Executive contained in Sections 4 and 5 hereof are in addition to, and not in lieu of, any obligations that the Executive may have with respect to the subject matter hereof, whether by contract, as a matter of law or otherwise, and such covenants and their enforceability shall survive any expiration or termination of the Term by either party and any investigation made with respect to the breach thereof by the Company at any time.

                  6. LIMITATION ON CERTAIN DEVELOPMENT PROJECTS. The Company acknowledges that it has been informed of the restrictions on the activities of the Executive pursuant to the Separation and Release Agreement, between Par Pharmaceuticals, Inc. and the Executive, and the Employment Agreement, between Par Pharmaceuticals, Inc. and the Executive (collectively, the "PAR AGREEMENTS"), and agrees that the Executive shall not be required by the Company to engage in the development of any drug product that the Executive has covenanted not to develop pursuant to the Par Agreements in connection with his performance of the Services hereunder. The Executive agrees that in the course of performing his obligations hereunder, the Executive shall not engage in any activity that would violate the Par Agreements.

            7. MISCELLANEOUS PROVISIONS.

                  7.1. CAPACITY, ETC. Each of the Executive and the Company hereby represents and warrants to the other that, as the case may be: (a) he or it has full power, authority and capacity to execute and deliver this Agreement and to perform his or its obligations hereunder; (b) such execution, delivery and performance shall not (and with the giving of notice or lapse of time or both would not) result in the breach of any agreements or other obligations to which he or it is a party or he or it is otherwise bound or violate any law; and
(c) this Agreement is his or its valid and binding obligation enforceable in accordance with its terms.

                  7.2. ADVICE OF COUNSEL. The Executive represents and warrants that he has had full opportunity to seek advice and representation by independent counsel of his own choosing in connection with the interpretation, negotiation and execution of this Agreement.

                  7.3. FURTHER ASSURANCES. Each of the parties hereto shall, at any time and from time to time after the date hereof, at the request and expense of the other party, (i) promptly and duly execute and deliver, or cause to be duly executed and delivered to the requested Person, all such further documents and instruments, and (ii) take or cause to be taken all such other and further actions, in each case as may be reasonably requested by the other party to implement and effect the terms of this Agreement.

                  7.4. BENEFITS OF AGREEMENT. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, be binding upon, and be enforceable by, the parties hereto and their respective successors and assigns. Elite shall be a third party beneficiary under this Agreement, entitled to enforce the provisions of this Agreement and also explore the Company's rights pursuant hereto.

                  7.5. ASSIGNMENT. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by either party without the prior written consent of the other party. Any instrument purporting to make an assignment in violation of this Section 7.5 shall be void.

                  7.6. SEVERABILITY. Except as otherwise provided in Section 4.5, if, in any jurisdiction, any term or provision hereof is determined to be invalid or unenforceable, (a) the remaining terms and provisions hereof shall be unimpaired; (b) any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such term or provision in any other jurisdiction; and (c) the invalid or unenforceable term or provision shall, for purposes of such jurisdiction, be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

                  7.7. ENTIRE AGREEMENT. This Agreement, together with the other Strategic Alliance Documents (as such term is defined the Strategic Alliance Agreement), constitute the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof and, except as otherwise specifically provided therein, no party shall be liable or bound to any other in any manner by any other representations, warranties, covenants or agreements with respect to such subject matters.

                  7.8. AMENDMENT AND WAIVER. This Agreement and any provision hereof or right or obligation hereunder may be amended, modified or waived only with the prior written consent of the Company and the Executive which amendments, modifications, and waivers shall be binding upon all other parties hereto).

                  7.9. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed duly given upon receipt when delivered by hand, overnight delivery or facsimile (with confirmed delivery), or three (3) business days after posting, when delivered by registered or certified mail or private courier service, postage prepaid, return receipt requested, as follows:

         If to the Company, to:

                  Novel Laboratories, Inc.
                  165 Ludlow Avenue
                  Northvale, New Jersey
                  Facsimile No.: (201) 391-7693
                  Attn: Chief Executive Officer

         With a copy (which shall not constitute notice) to:

                  Reitler Brown & Rosenblatt LLC
                  800 Third Avenue
                  21st Floor
                  New York, NY 10022
                  Facsimile No.: (212) 371-5500
                  Attn: Scott H. Rosenblatt, Esq.


         If to the Executive, to:

                  Veerappan S. Subramanian
                  475 Bernardsville Road
                  Mendham, NJ 07945

         With a copy (which shall not constitute notice) to:


                  Cohen Tauber Spievack & Wagner LLP
                  420 Lexington Avenue
                  New York, NY 10070
                  Facsimile No.: (212) 586-5095
                  Attn:  Larry Tauber, Esq.

or to such other address(es) as a party hereto shall have designated by like notice to the other parties hereto in accordance with this Section 7.9.

                  7.10.  DESCRIPTIVE  HEADINGS;  CERTAIN  INTERPRETATIONS.   (a)
Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any term or provision of this Agreement.

            (b) The following rules of  interpretation  apply to this Agreement:
(i) wherever it appears appropriate from the context, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in either the masculine, feminine or neuter shall include the masculine, feminine and neuter; (ii) "or" and "any" are not exclusive and "include" and "including" are not limiting; and (iii) a reference to any agreement or other contract includes permitted supplements and amendments.

                  7.11. EXECUTION IN COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the two parties hereto in separate counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement (and all signatures need not appear on any one counterpart), and this Agreement shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

                  7.12. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAWS PROVISIONS).

                  7.13.  CONSENT TO  JURISDICTION.  EACH OF THE  PARTIES  HERETO
HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT OF NEW JERSEY SITTING IN NEW JERSEY AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE LITIGATED EXCLUSIVELY IN SUCH COURTS. EACH OF THE PARTIES HERETO AGREES NOT TO COMMENCE ANY LEGAL PROCEEDING RELATED HERETO EXCEPT IN SUCH COURT. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING IN ANY SUCH COURT AND HEREBY FURTHER IRREVOCABLY AND

UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  7.14. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH OF THE PARTIES HERETO
(A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT BOTH PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.14.

                  7.15. GENERAL. All exhibits to this Agreement are hereby incorporated by reference and made part of this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, this Employment Agreement has been executed and delivered by the parties hereto as of the date first above written.

                                            COMPANY:

                                            Novel Laboratories, Inc.


                                            By: /s/ Bernard Berk
                                                --------------------------------
                                                Name:  Bernard Berk
                                                Title: Director


                                            EXECUTIVE:


                                            /s/ Veerappan S. Subramanian
                                            ------------------------------------
                                            Veerappan S. Subramanian

                                                                       EXHIBIT A

                                     DUTIES

The Executive's duties and responsibilities shall include:

      o     Managing the day-to-day operations of the Company;

      o Initiating, managing and implementing the efforts of the Company to develop drug products subject to FDA approval pursuant to ANDA's and NDA's (including 505(b)(2) applications;

      o Within 45 days following the date of this Agreement, the Executive shall prepare and deliver to the Board and Elite a draft of a comprehensive business plan and strategy for the Company (the "INITIAL BUSINESS PLAN"), which Initial Business Plan shall include
            (i) a selection of branded drug products currently on the market to serve as initial targets of the Company for development and
            commercialization   of  generic  alternatives   (collectively,   the
            "PROSPECTIVE PRODUCTS"), which Prospective Products shall not include products currently under development by, or, to knowledge of the Executive, under active consideration for development by, Elite,
            (ii) estimated  market shares of such  Prospective  Products,  (iii)
            estimated time to market of such Prospective Products, (iv) estimated sales projections for such Prospective Products, (v) known and anticipated competitors with respect to such Prospective Products, (vi) future performance milestones and requisite financing requirements with respect to the development and commercialization of each Prospective Products and with respect to the business plan of the Company generally and (vii) related funding, facilities and personnel requirements. The inclusion of the foregoing information in any Business Plan shall be a reasonable good faith determination based upon the Executive's knowledge and understanding of the pharmaceutical industry and reasonable assumptions and shall not be deemed to be a guarantee of outcome. The Initial Business Plan shall be subject to revision and/or approval by the Board;


      o Within 30 days prior to the commencement of each successive calendar year, the Executive shall prepare and deliver to the Board and Elite a draft of a comprehensive business plan and strategy with detailed budget (which shall include such information substantially similar in nature to the information provided for in the Initial Business
            Plan) for the Company for such upcoming calendar year, which plan shall be subject to revision and/or approval by the Board (each, an "ANNUAL BUSINESS PLAN");

      o The Executive shall cause the Company to operate in accordance with the Initial Business Plan and each Annual Business Plan (and all budgets set forth in each), each of which shall be prepared by the Executive and approved by the Board; and

      o The Executive shall cause the Company to utilize available time of Elite's employees, rather than engage new employees, to the extent Elite employees shall have adequate available time for service to the Company as required by the Company in order to meet its objectives on a timely basis and such employees have the skills and abilities required by the Company at competitive rates.